As filed with the U.S. Securities and Exchange Commission on July 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARGENX SE

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Willemstraat 5

4811 AH, Breda, the Netherlands

Tel. No.: +31 763 030 488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

argenx Option Plan, as amended

argenx Equity Incentive Plan 2021

(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
Tel. No. +1 (212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison

Edwin M. O’Connor
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, nominal value of €0.10 per share	3,703,804	$191.41	$708,945,124	$77,346

(1)          These shares may be represented by the Registrant’s American Depositary Shares, or ADSs. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-217747).

(2)          Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan in connection with variations in share capital, demergers, special dividends or distributions or similar transactions without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $191.41, which is the weighted average exercise price per share of the outstanding stock options granted pursuant to the argenx Equity Incentive Plan 2021 of €162.67, converted from euros to U.S. dollars at an exchange rate of $1.1767 per euro, the Euro Foreign Exchange Reference rate of the European Central Bank for the euro on July 23, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional ordinary shares under the Registrant’s Equity Incentive Plan 2021. The shares relating to the argenx Option Plan, as amended, are of the same class as other securities for which registration statement filed on Form S-8 (Registration No. 333-225375) of the Registrant is effective.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by argenx SE (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)          The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 30, 2021, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)           The Registrant’s reports on Form 6-K furnished to the Commission on January 6, 2021; January 8, 2021; February 1, 2021; February 4, 2021; March 30, 2021; May 11, 2021; May 14, 2021; June 1, 2021; June 7, 2021; and July 29, 2021 (other than portions of each of the foregoing expressly excluded from incorporation by reference); and

(c)           The description of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on May 16, 2017 (File No. 001-38097), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any report on Form 6-K furnished by the Registrant to the Commission after the date of this Registration Statement (or a portion thereof) is incorporated by reference in this Registration Statement only to the extent that the report expressly states that the Registrant incorporates it (or such portions) by reference in this Registration Statement and it is not subsequently superseded. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Dutch law, the Registrant’s board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Registrant and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by the Registrant against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, the Registrant’s Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of the Registrant’s board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of the Registrant or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

The Registrant has entered into indemnification agreements with each of the Registrant’s non-executive directors and each member of its executive management.

In the underwriting agreements the Registrant entered into in connection with its May 2017 initial U.S. public offering and each of our December 2017, September 2018, November 2019, May 2020 and February 2021 U.S. follow-on offerings, the underwriters agreed to indemnify, under certain conditions, the Registrant, the members of the Registrant’s board of directors and persons who control the Registrant within the meaning of the Securities Act against certain liabilities, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in the Registrant’s registration statement and certain other disclosure documents.

ITEM 7.                EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                EXHIBITS

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.                UNDERTAKINGS

1.             The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Articles of Association, as amended (English translation).

4.2(2)	Form of Deposit Agreement and Form of American Depositary Receipt.

5.1	Opinion of Freshfields Bruckhaus Deringer LLP.

23.1	Consent of Deloitte Accountants B.V.

23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1(3)	argenx Option Plan, as amended (English translation).

99.2	argenx Equity Incentive Plan 2021 (English translation).

(1)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-258251) filed with the SEC on July 29, 2021, and incorporated herein by reference.
(2)	Filed as Exhibits 4.1 and 4.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-217417) filed with the SEC on May 16, 2017, and incorporated herein by reference.
(3)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-221984) filed with the SEC on December 11, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Breda, the Netherlands on July 29, 2021.

ARGENX SE

By:	/s/ Tim Van Hauwermeiren
Tim Van Hauwermeiren
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of argenx SE, hereby severally constitute and appoint Tim Van Hauwermeiren and Eric Castaldi, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of argenx SE, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 29, 2021.

Signature	Title

/s/ Tim Van Hauwermeiren	Chief Executive Officer and Director (Principal Executive Officer)
Tim Van Hauwermeiren

/s/ Karl Gubitz	Chief Financial Officer (Principal Financial and Accounting Officer)
Karl Gubitz

/s/ Peter K.M. Verhaeghe, Ph.D.	Chairperson of the Board
Peter K.M. Verhaeghe, Ph.D.

/s/ Yvonne Greenstreet	Director
Yvonne Greenstreet

/s/ Werner Lanthaler, Ph.D.	Director (and Vice Chairperson)
Werner Lanthaler, Ph.D.

/s/ J. Donald deBethizy, Ph.D.	Director
J. Donald deBethizy, Ph.D.

/s/ Pamela Klein, M.D.	Director
Pamela Klein, M.D.

/s/ A.A. Rosenberg	Director
A.A. Rosenberg

/s/ James Daly	Director
James Daly

Puglisi & Associates

By:	/s/ Donald J. Puglisi	Authorized Representative in the United States
Name: Donald J. Puglisi
Title: Managing Director